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                                                                   Exhibit 10.28

                              OPERATIONS AGREEMENT

         This Operations Agreement ("Agreement") dated as of this 7th day of December, 2001, is by and among RREEF AMERICA L.L.C., a Delaware limited liability company ("RREEF"), RREEF MANAGEMENT COMPANY, a Delaware corporation ("RREEF Management"), CABOT INDUSTRIAL PROPERTIES, L.P., a Delaware Limited Partnership (the "OP") and CABOT INDUSTRIAL TRUST, a Maryland real estate investment trust (the "Trust") (collectively, the OP and the Trust shall be referred to herein as "CABOT").

                                    RECITALS:

         A. On the date hereof, CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company, acquired the Trust (which a owns substantially all of the ownership interests in the OP) (the "Acquisition");

         B. CABOT and RREEF Management are concurrently entering into a management agreement dated as of the date hereof (the "Management Agreement") pursuant to which RREEF Management will agree to provide certain management services in connection with certain properties owned by CABOT;

         C. The OP is the tenant under those certain leases which the parties hereto have together, previously confirmed (the "Leases") for premises (the "Premises") used in connection with the management of such properties;

         D. In connection with the Acquisition, all of the employees of CABOT are being terminated, and certain former employees of CABOT became entitled to certain severance payments;

         E. In addition, pursuant to an agreement between CABOT and RREEF, RREEF offered employment to certain individuals previously employed by CABOT on terms requiring RREEF to make certain severance payments to such individuals in the event of their termination in certain circumstances that parallel payments that would have been required of CABOT, and those certain individuals which the parties hereto together, have previously confirmed (the "Employees") have accepted such employment;

         F. CABOT has agreed to reimburse RREEF for any severance payments required to be made to such employees, which payments would be obligations of CABOT if the Employees did not accept employment with RREEF;

         G. Brad McGill was a party to a separate employment agreement and not included in the general severance plan. In order to induce Mr. McGill to accept employment with RREEF, RREEF agreed to pay him a signing bonus (the "McGill Bonus") equal to the amount he would have been paid under his separate agreement. Mr. McGill's other rights to compensation under the separate agreement were not triggered and he was not paid any cash under that agreement.

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CABOT and RREEF have agreed that the amount paid to Mr. McGill was in lieu of severance and is reimbursable by CABOT to RREEF in the same manner as payments under severance agreements;

         H. CABOT will no longer require the Premises for its property management personnel, RREEF Management would like to use the Premises to provide space for its property management personnel, and RREEF Management has agreed to reimburse CABOT for its rental costs in connection with the Leases;

         I. CABOT no longer requires the furniture, fixtures and equipment ("FFE") located at the Premises and has agreed to convey such FFE to RREEF Management as inducement to entering into this Agreement and taking over occupancy of the Premises on the terms set forth herein;

         J.       CABOT has agreed that in the event that in connection with
Section 9.1(1) of that certain Development Agreement between RREEF and Cabot Properties, Inc., a Massachusetts corporation, dated as of December 19, 2001 (the "Development Agreement"), RREEF shall be required to make any payment, reimbursement or other monetary contribution as it relates to cost savings (the "RREEF Payment"), Cabot shall reimburse RREEF for the RREEF Payment;

         K. CABOT and affiliates of CABOT (the "Cabot Entities") are the general partners or managing members of joint ventures (collectively, the "Joint Ventures") with Chase, GE, and TIAA (the "TIAA Joint Venture"). Under the Management Agreement, RREEF Management will perform the management services with respect to the Joint Ventures previously performed by the Cabot Entities. CABOT and RREEF Management have agreed that as consideration for such management services RREEF Management will be entitled to all fees (including, without limitation, all property management, acquisition, disposition, leasing, and asset management fees and fees for any other service to be provided by RREEF Management) to be paid after the date hereof by each of the Joint Ventures to any of the Cabot Entities or any other affiliates of CABOT (the "Joint Venture Fees"), but that CABOT shall retain any distributions in respect of its interest in the TIAA Joint Venture (the "TIAA Promoted Interest"); and

         L. CABOT, RREEF and RREEF Management acknowledge and agree that the terms and conditions of the Management Agreement (considered separately) and this Agreement (considered separately) are equivalent to those that would be negotiated by unrelated parties bargaining at arms' length.

         NOW, THEREFORE, in consideration of the promises and conditions contained herein, the Parties hereby agree as follows:

         1.       Reimbursement for Leases. CABOT agrees that RREEF Management
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may occupy each of the Premises, and RREEF Management agrees to reimburse CABOT for rent and all other additional rent payable under each Lease from the date hereof until (a) in the case of those certain Premises which the parties hereto have, together, previously identified as Required Offices ("Required Offices"), until the expiration date of such leases, and (b) in the case of those certain Premises which the parties hereto have, together, previously identified as Surplus Offices

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("Surplus Offices"), until RREEF Management personnel cease to operate in the
Premises. CABOT and RREEF Management acknowledge that such reimbursements represent the fair market value for the use of each Premises, taking into account the conveyance of the furniture, fixtures and equipment as described in Paragraph 2.

         2.       Furniture, Fixtures and Equipment. CABOT hereby conveys to
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RREEF Management all of its right, title and interest in all furniture, fixtures and equipment located in the Premises.

         3.       Costs for Closing of Surplus Offices. CABOT acknowledges that
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RREEF Management may use the Surplus Offices on a temporary basis and may terminate its use and occupancy of the Surplus Offices at any time without any charge other than the reimbursements required by Paragraph 1 through the date on which RREEF Management personnel cease to operate therein. Any costs associated with termination of a Lease with respect to a Surplus Office shall be paid by CABOT.

         4.       Severance Obligations. If for any reason whatsoever, RREEF is
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required to pay severance (including cash compensation and the cost of medical benefits) to the Employees, CABOT agrees to reimburse RREEF for the amounts of such payments.

         5.       McGill Bonus. CABOT agrees to reimburse RREEF for the amount
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of the McGill Bonus.

         6.       The RREEF Payment. CABOT agrees that in the event that RREEF
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is required to make the RREEF Payment, Cabot shall promptly reimburse RREEF for any and all such sums paid.

         7.       Joint Venture Fees. CABOT agrees that all Joint Venture Fees
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shall be paid to RREEF Management in consideration of the services provided by
RREEF Management to the Joint Ventures.

         8.       TIAA Promoted Interest. RREEF acknowledges that all rights
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with respect to the TIAA Promoted Interest shall be retained by CABOT.

         In Witness Whereof, the parties below have executed this Agreement as of the day and year first written above.

                               RREEF AMERICA L.L.C.,
                               a Delaware limited liability company

                               By:__________________________________
                               Name:________________________________
                               Title:_______________________________

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                               RREEF Management Company, a Delaware Corporation

                               By:_________________________________
                               Name:_______________________________
                               Title:______________________________

                               CABOT INDUSTRIAL TRUST, a Maryland real
                               estate investment trust

                               By:_________________________________
                               Name:_______________________________
                               Title:______________________________

                               CABOT INDUSTRIAL PROPERTIES, L.P., a
                               Delaware limited partnership

                               By: Cabot Industrial Trust,A Maryland real estate investment trust, its General Partner.

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________

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